UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Signature

Item 1.02  Termination of a Material Definitive Agreement

On December 1, 2011, Golden Minerals Company’s (the “Company”) wholly-owned subsidiary ECU Silver Mining Inc. (“ECU”) and its Mexican subsidiaries terminated their financing arrangement with IIG Capital LLC (“IIG”), as representative of The IIG Trade Opportunities Fund N.V. and/or The Venezuela Recovery Fund N.V., by prepaying the loan previously reported on the Company’s Form 8-K filed September 9, 2011. The Company paid to IIG, thereby terminating the obligations of ECU and its Mexican subsidiaries under the financing arrangement, approximately US$15,000,000, which included an early termination fee of approximately US$475,000.  In connection with the prepayment, ECU and its Mexican subsidiaries entered into customary loan termination documents.

ECU and its subsidiaries became subsidiaries of the Company, effective September 2, 2011, upon consummation of an Arrangement Agreement, dated June 24, 2011, between the Company and ECU.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 5, 2011

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and
Chief Financial Officer